Exhibit 99.1

CytoSorbents	Press Release

CytoSorbents Appoints Alexander D’Amico as Chief Financial Officer

PRINCETON, N.J., July 19, 2023 (GLOBE NEWSWIRE) -- CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced the appointment of Alexander D’Amico as Chief Financial Officer, to begin employment on August 7, 2023.

Mr. D’Amico brings over 20 years of broad finance, SEC reporting, merger and acquisition, fundraising, and accounting experience to CytoSorbents. Most recently, Mr. D’Amico was the Chief Financial Officer of Trulieve Cannabis Corporation (CSE: TRUL; OTCQX: TCNNF), an industry leading, vertically integrated cannabis company and multi-state operator in the U.S., overseeing more than 7,600 employees, including more than 250 finance, accounting, shared service, human resource and investor relations professionals. Through strategic organic growth and eleven separate acquisitions with a transaction value totaling $2.5 billion, including the largest industry transaction in the U.S., Mr. D’Amico helped to engineer a rapid expansion of annual revenue from $250M to more than $1.2 billion, leveraging more than 4 million square feet of cultivation and processing space, and 180 retail stores across 12 states. Mr. D’Amico financed this growth through a series of equity and debt financings, totaling approximately $650 million, and drove the consolidation and integration of these acquisitions, navigating through complex state regulatory environments, and achieved cost savings and gross margins of 55% last year.

Prior to Trulieve, Mr. D’Amico co-led Telaria’s global expansion into 7 new countries, top line revenue growth of over 50% in two years, the acquisition and integration of Slimcut (a global video outstream technology solutions company), and ultimately positioned this leader in digital video advertising services and software for exit/sale via merger to Rubicon Project for a total equity value of $400M, as Vice President Finance/Controller. As Finance Director-Global Controllership at Cognizant, a $14.5 billion high-growth provider of information technology, consulting, and business process services, Mr. D’Amico led global accounting and finance consolidation as revenues grew nearly $4.6B in just 3 years and generated more than $50M in synergistic cost savings. As Senior Finance Manager at Quest Diagnostics, a Fortune 500 company and leading clinical laboratory, he co-championed the company’s Global Business Transformation from 50 domestic and 10 internationally decentralized business units to a Shared Service “Center of Excellence” (COE) reporting more than $7.4B in consolidated revenues. At Quest, he also led the introduction, standardization, and centralization of the Sarbanes Oxley methodology to global markets.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents, stated, “We are thrilled to bring Alex on as Chief Financial Officer and as a key member of the CytoSorbents management team. Throughout his impressive career at major high growth publicly-traded companies, Alex has consistently demonstrated his key strengths in finance, international and domestic accounting, M&A, business strategy, execution, and SEC compliance and reporting. His record at Trulieve alone, which he helped to grow from a relatively small company to a massive commercial organization, highlights many of these key skills. Importantly, Alex has the perspective of scale of operations that will be invaluable as we drive expected rapid growth in the coming years based upon international sales of CytoSorb®, and if successful, sales of DrugSorb™-ATR in the U.S. and Canada. In addition, his extensive experience in M&A perfectly aligns with our longer-term growth strategy that includes both organic growth and acquisition.”

Alexander D’Amico stated, “I am excited to join CytoSorbents during this pivotal time in the Company’s history. In particular, I hope to leverage my diversified experience and expertise to help CytoSorbents expand its high margin international CytoSorb business, take advantage of new business prospects, and finance and build the U.S. and Canadian commercial organizations pending regulatory approvals. I believe CytoSorbents has an excellent future ahead and was immediately attracted to both its mission of saving lives and the deep sense of passion and purpose of the team. I consider this a compelling opportunity to use my skills and knowledge to help grow the Company, work with great colleagues, and serve people in need.”

Dr. Chan stated, “Separately, as we mentioned in a press release in October announcing her pending retirement, we are indebted to Kathy Bloch for her decade of service to the Company as CFO, helping to oversee and finance the rapid growth and commercialization of CytoSorb in 75 countries internationally to date, and for helping to manage this management transition.”

Mr. D’Amico began his career as an auditor for Deloitte, a global provider of audit and assurance, tax consulting, and risk and financial advisory services to corporations worldwide, where he served clients such as BASF and Brother International. He is a Certified Public Accountant in the State of New Jersey, and is a Chartered Global Management Accountant from the American Institute of Certified Public Accountants. Mr. D’Amico received his B.S. in accounting, graduating Summa Cum Laude from Rutgers University.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in 75 countries worldwide. It is an extracorporeal cytokine adsorber that reduces "cytokine storm" or "cytokine release syndrome" in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove antithrombotic drugs and inflammatory mediators that can lead to postoperative complications, including severe bleeding and multiple organ failure. At the end of Q1 2023, more than 203,000 CytoSorb devices had been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. The DrugSorb™-ATR antithrombotic removal system, based on the same polymer technology as CytoSorb, also received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The Company is currently conducting the FDA-approved, randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 120 patients at approximately 30 centers in U.S. and Canada to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. This pivotal study is intended to support U.S. FDA and Health Canada marketing approval for DrugSorb-ATR in this application.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $48 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, , statements about potential exposures resulting from our cash positions, representations and contentions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2023, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:

Kathleen Bloch, Interim CFO

305 College Road East

Princeton, NJ 08540

+1 (732) 398-5429

kbloch@cytosorbents.com